Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

THIRD quarter 2022 Results

TALLAHASSEE, FL – October 28, 2022 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the three and nine months ended September 30, 2022. The Company reported net earnings of $2,831,000, or $0.90 per basic and $0.89 per diluted share, for the three months ended September 30, 2022, compared to net earnings of $2,099,000 or $0.67 per basic and diluted share, for the three months ended September 30, 2021.  The Company reported net earnings of $7,039,000, or $2.23 per basic and $2.21 per diluted share for the nine months ended September 30, 2022, compared to $6,595,000, or $2.11 per basic and $2.10 per diluted share for the nine months ended September 30, 2021.

"The ability to stay agile and connected with our clients and communities is incredibly important," says Sammie D. Dixon, Jr., Prime Meridian's Vice Chairman, President and CEO. "We are coming off a record quarter of earnings, with a loan pipeline that continues to show momentum. We are mindful, however, of the unique combination of economic headwinds and uncertainties - rising interest rates, high inflation, continued supply chain issues, the war in Ukraine, and increasing cybersecurity threats."

"Our plan is to stay the course," maintains Dixon, "and focus on growing and maintaining our client relationships and future prospects," said Dixon. "We have an unwavering and enduring commitment to both our clients and the communities we serve. It's who we are."

Third Quarter 2022 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	3Q'22	2Q'22	1Q'22	4Q'21	3Q'21
Net earnings	$2,831	$1,967	$2,241	$1,752	$2,099
Book value per share	$20.20	$20.48	$20.87	$21.42	$20.99
Earnings per share - Basic	$0.90	$0.62	$0.71	$0.56	$0.67
Earnings per share - Diluted	$0.89	$0.62	$0.71	$0.55	$0.67
Weighted-average basic shares outstanding	3,159,526	3,151,760	3,138,695	3,128,831	3,127,524
Weighted-average diluted shares outstanding	3,197,282	3,189,319	3,174,697	3,162,746	3,145,017
Return on average assets(1)	1.32%	0.90%	1.05%	0.85%	1.09%
Return on average equity(1)	17.19	12.13	12.70	10.11	12.99
Average yield on earning assets(1)	4.04	3.43	3.09	3.11	3.34
Net interest margin(1)	3.71	3.21	2.88	2.85	3.06
Efficiency ratio(2)	50.53	54.32	59.28	63.83	55.90
Nonperforming assets/total assets(3)	0.12	0.04	-	-	-

(1) Ratio has been annualized

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include other real estate owned, loans greater than 90 days past due, and nonaccrual loans.

•	The Company reported record quarterly net earnings of $2.8 million. Earnings were boosted by strong loan production and rising interest rates.
•

Adjusted pre-tax, pre-provision net earnings for the third quarter of 2022 were $4.0 million and adjusted pre-tax, pre-provision annualized returns on average assets and average common equity were 1.86% and 24.28%, respectively. (These are considered non-GAAP financial measures. Please refer to "Non-GAAP Measures and Ratio Reconciliation" in the Tables on page 11 for more detail.)

•

Since December 31, 2021, net loans increased $75.7 million, or 15.4%, while deposits decreased $7.5 million, or 1.0%, as competitive rate pressures and inflationary effects intensified. The Company's loan to deposit ratio was 74.9% at September 30, 2022.

•	Asset quality remained strong with four loans totaling $1 million on nonaccrual status and a nonperforming assets/total assets ratio of 0.12%.
•	Book value per share fell $0.28, or 1.4%, to $20.20 as rising interest rates have caused unrealized market value declines in the Company's investment securities portfolio to outpace earnings per share.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 3Q'22 vs.		For the Nine Months Ended
	3Q'22	2Q'22	3Q'21	2Q'22	3Q'21	September 30, 2022	September 30, 2021	% Change
Net interest income	$7,602	$6,642	$5,653	14.5%	34.5%	$20,103	$16,671	20.6%
Provision (credit) for loan losses	241	731	-	(67.0)	N/A	601	(185)	424.9
Noninterest income	483	504	613	(4.2)	(21.2)	1,505	1,905	(21.0)
Noninterest expense	4,085	3,882	3,503	5.2	16.6	11,747	10,078	16.6
Income taxes	928	566	664	64.0	39.8	2,221	2,088	6.4
Net earnings	$2,831	$1,967	$2,099	43.9%	34.9%	$7,039	$6,595	6.7%

On a linked quarter basis, the increase in net earnings is mostly attributed to increased interest income earned on loans, securities, and cash (due primarily to higher volume of loans and rising interest rates across the board) and also to a lower provision for loan losses.  These gains were partially offset by decreases in noninterest income, increases in noninterest expense and higher income taxes.  Compared to the third quarter of 2021, higher yields on most categories of interest-earning assets combined with loan growth and higher investment balances drove the 34.9% increase in net earnings. Lower noninterest income, higher noninterest expense and higher income taxes again offset the gains in net interest income. Comparing the nine-month periods, a double digit increase in net interest income was partially offset by a higher provision for loan losses, lower noninterest income, and increased noninterest and income tax expense.

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 3Q'22 vs.		For the Nine Months Ended
	3Q'22	2Q'22	3Q'21	2Q'22	3Q'21	September 30, 2022	September 30, 2021	% Change
Interest income:
Loans	$6,755	$6,029	$5,819	12.0%	16.1%	$18,568	$17,256	7.6%
Securities	878	737	283	19.1	210.2	2,000	794	151.9
Other	649	331	78	96.1	732.1	1,104	192	475.0
Total interest income	8,282	7,097	6,180	16.7%	34.0%	21,672	18,242	18.8%
Interest expense:
Deposits	624	415	502	50.4%	24.3%	1,442	1,539	(6.3)%
Other borrowings	56	40	25	40.0	124.0	127	32	296.9
Total interest expense	680	455	527	49.5	29.0	1,569	1,571	(0.1)
Net interest income	$7,602	$6,642	$5,653	14.5%	34.5%	$20,103	$16,671	20.6%

Net interest income of $7.6 million for the third quarter of 2022 represented a $960,000 increase over the second quarter of 2022 and a $1.9 million increase over the third quarter of 2021. The Company's net interest margin was 3.71% in the third quarter of 2022, an increase of 50 basis points over the linked quarter and 65 basis points over the third quarter of 2021. On a linked quarter basis, the Company benefitted from higher interest rates on all categories of interest-earnings assets, growth in average loan and investment balances, and a reduced volume of cash balances within the earning asset mix.  Additionally, the average yield on interest-earning assets (up 61 basis points) outpaced the average cost of interest-bearing liabilities (up 17 basis points) as there was a lag in the rising cost of deposits.

Compared to the third quarter of 2021, higher interest rates combined with growth in loan and investment balances and a reduction of cash balances led to the improvement, partially offset by the near completion of the PPP loan program and its fees.  Furthermore, the yield on interest-earning assets improved 70 basis points compared to a 5-basis-points increase in the average cost of interest-bearing liabilities, again reflecting a lag in the rising cost of deposits.

Despite a $14.2 million decrease in the average balance of interest-bearing deposit accounts since 2Q22, total interest expense increased due to higher rates on deposits and interest expense incurred on the Company's line of credit.  Compared to the third quarter of 2021, the average balance of interest-bearing deposits increased $81.6 million and the average cost of interest-bearing deposits increased 4 basis points to 0.44% and were the primary contributors to higher interest expense.

Comparing the nine-month periods, the average balance of interest-earnings assets increased 17.9%, or $124.6 million, and was a primary driver of the increase in net interest income along with higher yields on loans (excluding the impact of PPP) and other interest-earning assets.  There was a $2.0 million decrease in interest and fee income from PPP loans as the Bank moved through the forgiveness process of these loans which has impacted average loan yields and the net interest margin for multiple quarters.  The yield on the average balance of interest-earning assets improved slightly to 3.52% while the average cost of interest-bearing liabilities decreased 9 basis points to 0.36%. Total interest expense for the nine-month period stayed flat despite an increase in the average balance of interest-earning liabilities of $110.6 million.  The Company's net interest margin improved 8 basis points to 3.27%.

Provision for Loan Losses

Provision expense was $241,000 for the quarter and $601,000 year-to-date, incurred primarily from funded loan growth during the periods. Also contributing to the volume of provision expense during the period is $286,000 in year-to-date net recoveries, combined with a marginal reduction in the general reserve requirement for commercial loans. The Company is not required to implement the provisions of the Current Expected Credit Losses ("CECL") accounting standard until January 1, 2023 and is continuing to account for the allowance for loan losses under the incurred loss model.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 3Q'22 vs.		For the Nine Months Ended
	3Q'22	2Q'22	3Q'21	2Q'22	3Q'21	September 30, 2022	September 30, 2021	% Change
Service charges and fees on deposit accounts	$78	$73	$61	6.8%	27.9%	$219	$170	28.8%
Debit card/ATM revenue, net	132	143	108	(7.7)	22.2	404	341	18.5
Mortgage banking revenue, net	116	139	325	(16.5)	(64.3)	420	958	(56.2)
Income from bank-owned life insurance	96	94	73	2.1	31.5	285	203	40.4
Gain on sale of debt securities available for sale	-	-	-	-	-	-	108	(100.0)
Other income	61	55	46	10.9	32.6	177	125	41.6
Total noninterest income	$483	$504	$613	(4.2)%	(21.2)%	$1,505	$1,905	(21.0)%

For all comparison periods, the decline in noninterest income is predominantly due to lower mortgage banking revenue given the rising rate environment and the high level of refinancing activity that occurred in 2021. Increases in bank-owned life insurance ("BOLI") income and fees on deposit accounts partially offset the decrease in mortgage banking revenue for all comparison periods.  Looking at year-to-date comparisons for 2022 and 2021, fee income from merchant cards, debit cards, and ATM transactions also helped offset the decrease in mortgage banking revenue.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 3Q'22 vs.		For the Nine Months Ended
	3Q'22	2Q'22	3Q'21	2Q'22	3Q'21	September 30, 2022	September 30, 2021	% Change
Salaries and employee benefits	$2,367	$2,238	$2,028	5.8%	16.7%	$6,765	$5,685	19.0%
Occupancy and equipment	413	396	380	4.3	8.7	1,217	1,144	6.4
Professional fees	124	130	103	(4.6)	20.4	400	353	13.3
Marketing	195	213	197	(8.5)	(1.0)	575	536	7.3
FDIC assessment	95	84	78	13.1	21.8	303	197	53.8
Software maintenance, amortization and other	310	285	237	8.8	30.8	837	738	13.4
Other	581	536	480	8.4	21.0	1,650	1,425	15.8
Total noninterest expense	$4,085	$3,882	$3,503	5.2%	16.6%	$11,747	$10,078	16.6%

For all comparison periods, an increase in compensation costs is the primary driver of higher noninterest expense due to a larger employee base (106 FTEs at September 30, 2022 versus 95 at September 30, 2021), annual raises, higher incentive accrual, and lower deferred loan costs. The increase in FDIC assessment expense is assessment rate driven on a linked quarter basis and deposit volume driven when compared to the three and nine months ended September 30, 2021.  Higher software maintenance, amortization and other expense reflects the expanding information technology needs of a growing company while increases in other noninterest expense are largely attributed to higher travel and entertainment and board related expenses.

Balance Sheet

At September 30, 2022, the Company reported $832.3 million in total assets, $755.4 million in deposits, and $565.9 million in net portfolio loans. This compares to $841.1 million in total assets, $762.9 million in deposits, and $490.2 million in net portfolio loans at December 31, 2021. Excluding $15 million in year-to-date PPP loan forgiveness, the Company's net loan portfolio increased $90.7 million, or 19.1%, since year-end.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	September 30, 2022		December 31, 2021
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$199,044	34.8%	$156,306	31.5%
Residential real estate and home equity	218,909	38.2	183,536	36.9
Construction	70,815	12.4	71,164	14.3
Commercial	76,672	13.4	78,584	15.8
Consumer	7,199	1.2	7,283	1.5
Total loans	572,639	100.0%	496,873	100.0%

Net deferred loan costs (fees)	99		(701)
Allowance for loan losses	(6,861)		(5,974)
Loans, net	$565,877		$490,198

Deposit balances decreased $29.2 million from June 30, 2022.  The decrease is attributed to several factors - seasonal outflows of public funds, net outflows from attorney trust accounts due to less real estate closing activity and the movement of personal interest-bearing accounts into higher yielding investments outside of the Bank.

Total stockholders’ equity was $63.9 million, or 7.7% of total assets, at September 30, 2022 compared to $67.0 million at December 31, 2021, or 8.0% of total assets.  The $3.1 million decrease in equity from year-end stemmed from a $10.3 million change in accumulated other comprehensive loss on the Company's investment securities portfolio due to the rising interest rate environment, partially offset by earnings for the nine months ended September 30, 2022.  Book value per share decreased from $21.42 at December 31, 2021 with 3,129,046 common shares outstanding to $20.20 at September 30, 2022, with 3,162,975 common shares outstanding.  While rising interest rates have generated unrealized losses in the Company's investment portfolio during the nine months ended September 30, 2022, the Company's balance sheet is expected to respond favorably to the current rate environment.

As of September 30, 2022, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 9.07.%, a 12.62% Common Equity Tier 1 Capital Ratio, a 12.62% Tier 1 Risk-Based Capital Ratio, and a 13.73% Total Risk-Based Capital Ratio.  Since December of 2019, the Company has injected $9.7 million into the Bank to support growth.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank.  As of September 30, 2022, the Company had an outstanding loan balance under this line of $4.1 million and year-to-date interest expense of $127,000.

Asset Quality

At September 30, 2022, the Bank had four nonaccrual loans totaling $1.0 million compared to none at December 31, 2021.  Net recoveries totaled $286,000 for the nine months ended September 30, 2022 and the ratio of nonperforming assets as a percentage of total assets was 0.12%. Management believes that the allowance for loan losses which was $6.9 million, or 1.2% of gross loans, at September 30, 2022 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of September 30, 2022, the Bank had 106 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	3Q'22	2Q'22	1Q'22	4Q'21	3Q'21
Interest income:
Loans	$6,755	$6,029	$5,784	$5,794	$5,819
Securities	878	737	385	292	283
Other	649	331	124	76	78
Total interest income	8,282	7,097	6,293	6,162	6,180
Interest expense:
Deposits	624	415	403	483	502
Other borrowings	56	40	31	26	25
Total interest expense	680	455	434	509	527
Net interest income	7,602	6,642	5,859	5,653	5,653
Provision (credit) for loan losses	241	731	(371)	81	-
Net interest income after provision for loan losses	7,361	5,911	6,230	5,572	5,653

Noninterest income:
Service charges and fees on deposit accounts	78	73	68	75	61
Debit card/ATM revenue, net	132	143	129	129	108
Mortgage banking revenue, net	116	139	165	216	325
Income from bank-owned life insurance	96	94	95	69	73
Other income	61	55	61	112	46
Total noninterest income	483	504	518	601	613

Noninterest expense:
Salaries and employee benefits	2,367	2,238	2,160	2,408	2,028
Occupancy and equipment	413	396	408	402	380
Professional fees	124	130	146	130	103
Marketing	195	213	167	171	197
FDIC assessment	95	84	124	119	78
Software maintenance, amortization and other	310	285	242	237	237
Other	581	536	533	525	480
Total noninterest expense	4,085	3,882	3,780	3,992	3,503

Earnings before income taxes	3,759	2,533	2,968	2,181	2,763
Income taxes	928	566	727	429	664
Net earnings	$2,831	$1,967	$2,241	$1,752	$2,099

Basic earnings per common share	$0.90	$0.62	$0.71	$0.56	$0.67

Diluted earnings per common share	$0.89	$0.62	$0.71	$0.55	$0.67

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Interest income:
Loans	$6,755	$5,819	$18,568	$17,256
Securities	878	283	2,000	794
Other	649	78	1,104	192
Total interest income	8,282	6,180	21,672	18,242
Interest expense:
Deposits	624	502	1,442	1,539
Other borrowings	56	25	127	32
Total interest expense	680	527	1,569	1,571
Net interest income	7,602	5,653	20,103	16,671
Provision (credit) for loan losses	241	-	601	(185)
Net interest income after provision for loan losses	7,361	5,653	19,502	16,856
Noninterest income:
Service charges and fees on deposit accounts	78	61	219	170
Debit card/ATM revenue, net	132	108	404	341
Mortgage banking revenue, net	116	325	420	958
Income from bank-owned life insurance	96	73	285	203
Gain on sale of debt securities available for sale	-	-	-	108
Other income	61	46	177	125
Total noninterest income	483	613	1,505	1,905
Noninterest expense:
Salaries and employee benefits	2,367	2,028	6,765	5,685
Occupancy and equipment	413	380	1,217	1,144
Professional fees	124	103	400	353
Marketing	195	197	575	536
FDIC assessment	95	78	303	197
Software maintenance, amortization and other	310	237	837	738
Other	581	480	1,650	1,425
Total noninterest expense	4,085	3,503	11,747	10,078
Earnings before income taxes	3,759	2,763	9,260	8,683
Income taxes	928	664	2,221	2,088
Net earnings	$2,831	$2,099	$7,039	$6,595

Earnings per common share:
Basic	$0.90	$0.67	$2.23	$2.11
Diluted	0.89	0.67	2.21	2.10
Cash dividends per common share(1)	-	-	0.18	0.14

(1) Annual cash dividends were paid during the first quarters of 2022 and 2021.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	3Q'22	2Q'22	1Q'22	4Q'21	3Q'21
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash & cash equivalents	$76,017	$134,122	$233,789	$233,473	$212,652
Debt securities available for sale	131,668	133,382	101,868	73,763	67,124
Debt securities held to maturity	11,794	8,777	6,185	-	-
Loans, held for sale	8,911	10,725	11,241	11,768	10,976
Loans, net	565,877	537,566	479,526	490,198	476,513
Federal Home Loan Bank stock	463	463	463	366	366
Premises & equipment, net	8,169	8,228	7,905	7,962	8,018
Right of use lease asset	3,098	3,151	3,205	3,258	3,310
Accrued interest receivable	2,132	1,933	1,649	1,505	1,478
Bank-owned life insurance	16,438	16,342	16,248	16,153	12,085
Other assets	7,748	6,148	4,087	2,677	1,952
Total Assets	$832,315	$860,837	$866,166	$841,123	$794,474

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$216,533	$210,685	$206,018	$209,351	$219,996
Savings, NOW and money-market deposits	500,263	535,359	534,049	503,759	448,528
Time deposits	38,618	38,545	47,876	49,832	49,817
Total Deposits	755,414	784,589	787,943	762,942	718,341
Other borrowings	4,125	4,125	3,975	3,575	3,075
Official checks	1,277	776	1,625	1,141	1,168
Operating lease liability	3,256	3,303	3,350	3,397	3,443
Other liabilities	4,339	3,415	3,512	3,037	2,798
Total Liabilities	768,411	796,208	800,405	774,092	728,825
Total Stockholders' Equity	63,904	64,629	65,761	67,031	65,649
Total Liabilities and Stockholders' Equity	$832,315	$860,837	$866,166	$841,123	$794,474

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)
	3Q'22			2Q'22			3Q'21
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$555,764	$6,646	4.78%	$514,166	$5,912	4.60%	$477,322	$5,708	4.78%
Loans held for sale	9,869	109	4.42	11,174	117	4.19	12,437	111	3.57
Debt securities	144,710	878	2.43	132,562	737	2.22	65,226	283	1.74
Other(2)	108,875	649	2.38	170,320	331	0.78	184,525	78	0.17
Total interest-earning assets	819,218	$8,282	4.04%	828,222	$7,097	3.43%	739,510	$6,180	3.34%
Noninterest-earning assets	38,699			41,391			32,357
Total assets	$857,917			$869,613			$771,867

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$527,408	$570	0.43%	$536,209	$357	0.27%	$435,213	$426	0.39%
Time deposits	38,244	54	0.56	43,611	58	0.53	49,844	76	0.61
Total interest-bearing deposits	565,652	624	0.44	579,820	415	0.29	485,057	502	0.41
Other borrowings	4,125	56	5.43	4,034	40	3.97	3,075	25	3.25
Total interest-bearing liabilities	569,777	$680	0.48%	583,854	$455	0.31%	488,132	$527	0.43%
Noninterest-bearing deposits	214,462			213,521			213,570
Noninterest-bearing liabilities	7,787			7,345			5,529
Stockholders' equity	65,891			64,893			64,636
Total liabilities and stockholders' equity	$857,917			$869,613			$771,867

Net earning assets	$249,441			$244,368			$251,378
Net interest income		$7,602			$6,642			$5,653
Interest rate spread(3)			3.56%			3.12%			2.91%
Net interest margin(4)			3.71%			3.21%			3.06%

	For the Nine Months Ended September 30,
	2022			2021
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$519,975	$18,242	4.68%	$481,762	$16,912	4.68%
Loans held for sale	10,529	326	4.13	13,527	344	3.39
Debt securities	120,675	2,000	2.21	61,690	794	1.72
Other(2)	169,402	1,104	0.87	139,017	192	0.18
Total interest-earning assets	820,581	$21,672	3.52%	695,996	$18,242	3.49%
Noninterest-earning assets	39,792			30,490
Total assets	$860,373			$726,486

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$527,077	$1,263	0.32%	$410,799	$1,243	0.40%
Time deposits	43,552	179	0.55	51,874	296	0.76
Total interest-bearing deposits	570,629	1,442	0.34	462,673	1,539	0.44
Other borrowings	3,960	127	4.28	1,309	32	3.26
Total interest-bearing liabilities	574,589	$1,569	0.36%	463,982	$1,571	0.45%
Noninterest-bearing deposits	212,507			194,909
Noninterest-bearing liabilities	7,401			5,128
Stockholders' equity	65,876			62,467
Total liabilities and stockholders' equity	$860,373			$726,486

Net earning assets	$245,992			$232,014
Net interest income		$20,103			$16,671
Interest rate spread (3)			3.16%			3.04%
Net interest margin(4)			3.27%			3.19%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	3Q'22	2Q'22	1Q'22	4Q'21	3Q'21
Per Share Data:
Earnings per common share - Basic	$0.90	0.62	$0.71	$0.56	$0.67
Earnings per common share - Diluted	$0.89	0.62	$0.71	$0.55	$0.67
Book value per common share	$20.20	20.48	$20.87	$21.42	$20.99
Common shares outstanding	3,162,975	3,155,308	3,150,261	3,129,046	3,127,730
Weighted-average basic common shares outstanding	3,159,526	3,151,760	3,138,695	3,128,831	3,127,524
Weighted-average diluted common shares outstanding	3,197,282	3,189,319	3,174,697	3,162,746	3,145,017

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.32%	0.90%	1.05%	0.85%	1.09%
Return on average equity(1)	17.19	12.13	12.70	10.11	12.99
Average yield on earning assets	4.04	3.43	3.09	3.11	3.34
Net interest margin(2)	3.71	3.21	2.88	2.85	3.06
Efficiency ratio(3)	50.53	54.32	59.28	63.83	55.90
Noninterest expense/average assets(1)	1.90	1.79	1.77	1.93	1.82

Asset Quality Data:
Nonaccrual loans	$1,006	$349	$-	$-	$-
Loans 90 days past due + other real estate owned	-	-	-	-	-
Total nonperforming assets	1,006	349	-	-	-
Nonperforming assets/total assets	0.12%	0.04%	-	-	-
Loans 30-89 days past due	$1,024	$1,597	$1,546	$1,121	$526
Total loans	572,639	544,084	485,573	496,873	483,634
Loans 30-89 days past due/total loans	0.18%	0.29%	0.32%	0.23%	0.11%
Net (recoveries) charge-offs/average loans (1)	-	-	(0.23%)	-	-

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	8.59%	8.16%	8.10%	8.12%	8.45%
Tier 1 Leverage Capital Ratio (Bank)	9.07	8.61	8.56	8.53	8.82
Common Equity Tier 1 Capital Ratio (Bank)	12.62	12.61	13.60	12.72	13.30
Tier 1 Risk-Based Capital Ratio (Bank)	12.62	12.61	13.60	12.72	13.30
Total Risk-Based Capital Ratio (Bank)	13.73	13.72	14.70	13.80	14.45

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	3Q'22	2Q'22	1Q'22	4Q'21	3Q'21
Net Income
Net earnings (GAAP)	$2,831	$1,967	$2,241	$1,752	$2,099
Plus: Provision (credit) for loan losses	241	731	(371)	81	-
Plus: income taxes	928	566	727	429	664
PTPP(1) net earnings (non-GAAP)	$4,000	$3,264	$2,597	$2,262	$2,763

Earnings per Share (EPS)
Weighted average common shares, diluted	3,197,282	3,189,319	3,174,697	3,162,746	3,145,017
EPS, diluted (GAAP)	$0.89	$0.62	$0.71	$0.55	$0.67
PTPP(1) EPS, diluted (non-GAAP)	$1.25	$1.02	$0.82	$0.72	$0.88

Return on Average Assets (ROAA)
Average assets	$857,917	$869,613	$852,848	$826,027	$771,867
ROAA (GAAP)	1.32%	0.90%	1.05%	0.85%	1.09%
PTPP(1) ROAA (non-GAAP)	1.86%	1.50%	1.22%	1.10%	1.43%

Return on Average Equity
Average equity	$65,891	$64,893	$70,584	$69,336	$64,636
ROAE (GAAP)	17.19%	12.13%	12.70%	10.11%	12.99%
PTPP(1) ROAE (non-GAAP)	24.28%	20.12%	14.72%	13.05%	17.10%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$565,877	$537,566	$479,526	$490,198	$476,513
Less PPP loans	(199)	(1,023)	(4,937)	(15,172)	(27,554)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$565,678	$536,543	$474,589	$475,026	$448,959

Average loans, excluding loans held for sale	$555,764	$514,166	$489,263	$477,175	$477,322
Less average PPP loans	(312)	(2,876)	(9,652)	(18,684)	(43,033)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$555,452	$511,290	$479,611	$458,491	$434,289

Interest on loans, excluding loans held for sale	$6,646	$5,912	$5,684	$5,686	$5,708
Less interest income and earned fee income on PPP loans	(41)	(237)	(496)	(584)	(865)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$6,605	$5,675	$5,188	$5,102	$4,843
Growth rate over linked quarter	16.4%	9.4%	1.7%	5.3%	4.6%

Average loan yield, excluding loans held for sale (GAAP)	4.78%	4.60%	4.65%	4.77%	4.78%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.76%	4.44%	4.33%	4.45%	4.46%

(1) Pre-tax, pre-provision

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Year-to-Date Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Nine Months Ended
	September 30, 2022	September 30, 2021
Net Income
Net earnings (GAAP)	$7,039	$6,595
Plus: (credit) provision for loan losses	601	(185)
Plus: income taxes	2,221	2,088
PTPP(1) net earnings (non-GAAP)	$9,861	$8,498

Earnings per Share (EPS)
Weighted average common shares, diluted	3,191,593	3,134,236
EPS, diluted (GAAP)	$2.21	$2.10
PTPP(1) EPS, diluted (non-GAAP)	$3.09	$2.71

Return on Average Assets (ROAA)
Average assets	$860,373	$726,486
ROAA (GAAP)	1.09%	1.21%
PTPP(1) ROAA (non-GAAP)	1.53%	1.56%

Return on Average Equity (ROAE)
Average equity (GAAP)	$65,876	$62,467
ROAE (GAAP)	14.25%	14.08%
PTPP(1) ROAE (non-GAAP)	19.96%	18.14%

(1) Pre-tax, pre-provision

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2021	2020	2019	2018	2017
Net Income
Net earnings (GAAP)	$8,347	$4,458	$3,542	$4,042	$2,817
Plus: Provision (credit) for loan losses	(104)	2,850	1,131	591	256
Plus: income taxes	2,517	1,295	1,092	1,220	1,735
PTPP(1) net earnings (non-GAAP)	$10,760	$8,603	$5,765	$5,853	$4,808

Earnings per Share (EPS)
Weighted average common shares, diluted	3,142,482	3,134,124	3,159,635	3,131,546	2,711,699
EPS, diluted (GAAP)	$2.66	$1.42	$1.12	$1.29	$1.04
PTPP(1) EPS, diluted (non-GAAP)	$3.42	$2.74	$1.82	$1.87	$1.77

Return on Average Assets (ROAA)
Average assets	$751,576	$595,363	$456,797	$379,288	$331,682
ROAA (GAAP)	1.11%	0.75%	0.78%	1.07%	0.85%
PTPP(1) ROAA (non-GAAP)	1.43%	1.45%	1.26%	1.54%	1.45%

Return on Average Equity
Average equity	$65,179	$57,386	$53,172	$47,932	$39,283
ROAE (GAAP)	12.81%	7.77%	6.66%	8.43%	7.17%
PTPP(1) ROAE (non-GAAP)	16.51%	14.99%	10.84%	12.21%	12.24%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$490,198	$476,661	$337,710	$290,113	$250,259
Less PPP loans	(15,172)	(66,774)	-	-	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$475,026	$409,887	$337,710	$290,113	$250,259

Average loans, excluding loans held for sale	$480,606	$429,802	$309,350	$283,967	$240,875
Less average PPP loans	(50,315)	(55,529)	-	-	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$430,291	$374,273	$309,350	$283,967	$240,875

Interest on loans, excluding loans held for sale	$22,598	$19,553	$15,884	$14,215	$11,403
Less interest income and earned fee income on PPP loans	(3,358)	(1,725)	-	-	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$19,240	$17,828	$15,884	$14,215	$11,403

Average loan yield, excluding loans held for sale (GAAP)	4.70%	4.55%	5.13%	5.01%	4.73%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.47%	4.76%	5.13%	5.01%	4.73%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com